   Exhibit 24.2

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

               Each person whose signature appears below does hereby make, constitute and appoint Peter D. Bewley and Karen M. Rose, and each of them, as his or her attorneys-in-fact and agents with full power of substitution for him or her and in his or her name, place and stead, in any and all capacities, to execute for him or her and on his or her behalf a Registration Statement of The Clorox Company (the "Company") on Form S-8, or other appropriate forms relating to the issuance, pursuant to The Clorox Company 1996 Stock Option Plan, amended and restated as of July 19, 2001, of up to 11,500,000 shares of Common Stock, and any and all amendments (including post-effective amendments) to the foregoing Registration Statement and any other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary and proper to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and/or any of them, may lawfully do or cause to be done by virtue hereof.

                  In witness whereof, we have executed this Power of Attorney this 15th day of May, 2002.

/s/_D. Boggan, Jr._________________               Director  May 15, 2002

D. Boggan, Jr.

/s/ T. M. Friedman ________________               Director                  May 15, 2002

T.M. Friedman

/s/ C. Henkel_____________________              Director                  May 15, 2002

C. Henkel

/s/ R. W. Matschullat_______________              Director                  May 15, 2002

R.W. Matschullat

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/s/ G. G. Michael  ________________Director                  May 15, 2002

G.G. Michael

/s/ D. O. Morton__________________               Director                  May 15, 2002

D.O. Morton

/s/ K. Morwind___________________               Director                  May 15, 2002

K. Morwind

/s/ J. L. Murley___________________               Director                  May 15, 2002

J.L. Murley

/s/ L. R. Scott____________________               Director                  May 15, 2002

L.R. Scott

/s/ M. E. Shannon_________________               Director                  May 15, 2002

M.E. Shannon

/s/ C. A. Wolfe   __________________              Director                  May 15, 2002

C.A. Wolfe

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